Exhibit 10.21

Premise Lease Agreement

No.:BZ20141027J1

Lessor: Shenzhen Energy Logistics Co., Ltd. (hereinafter referred to as Party A)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

Tel: +86 755 - 83591868	Fax: +86 755 - 83594467

Lessee: Shenzhen Yungang EDC Technology Co., Ltd. (hereinafter referred to as Party B)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

Tel:     Fax:

Party A and Party B enter into this Contract by consensus through friendly negotiation according to the Contract Law of the People’s Republic of China, Customs Law of the People’s Republic of China and other relevant national regulations to clarify the rights and obligations of the lessor and the lessee.

Article 1: Leased object and purpose

1.                  Party A agrees to rent out its house (hereinafter referred to as “leased housing”) with the construction area of 10941.21m2 from the first to the fifth floor in the Energy Logistics center phase 2 warehouse located at No.5, Taohua Road, Futian Free Trade Zone, Shenzhen to Party B. The construction area is subject to the construction area in the title deed. The house ownership certificate is shown in the appendixes.

2.                  Party B uses the rental housing as the data center for data processing, data center site services, disaster recovery services and other IT outsourcing services. All transformation and decoration schemes shall be approved by Party A and relevant competent departments.

Article 2: Term of contract

1.                  The contract life is 6 years + 4 years, from June 1, 2015 to May 31, 2025.

2.                  The rent-free period is 4 months, respectively, December 2015, February 2016, December 2016 and February 2017.

3.                  For renewal, Party B shall issue a written renewal notice to Party A within three months prior to expiry of the service term agreed herein.

Article 3: Special terms

According to Party B’s power supply line requirements, Party A assists Party B to provide the owner’s related materials required for power supply capacity increase declaration and seal the drawings and relevant materials.Power supply capacity increase is the obligation and responsibility of Party B and whether it is approved by the power department is unrelated to Party A.

Article 4: Delivery of leased housing

1.                  Both parties shall handle the handover procedures of the leased housing on the delivery date. Both parties sign Appendix 4 House Handover Sheet after acceptance of the leased housing and Party A is deemed to have performed the delivery obligations of the leased housing. Both parties agree that Appendix 4 is used as the acceptance basis for Party A to deliver the leasehold to Party B and for Party B to return the leasehold to Party A at the termination of the Contract.Both parties negotiate on the delivery date separately and the delivery date is no later than June 1, 2015.Party A is deemed to have performed the delivery obligations and fully meet the Party B’s requirements if Party B fails to sign or seal the handover sheet or both parties fail to sign the handover sheet actually and Party B pays the first rent under the Contract according to the agreement.

2.                  In case of failure to deliver the leased housing to Party B five days after the delivery date without justified reasons, the rent is not charged for each day overdue and Party A shall pay the liquidated damages at RMB[REDACTED]1/day to Party B.

Article 5: House rent

1.                  The rent is RMB[REDACTED]2/m2/month in the first year, the rent in previous 6 years is increased progressively by RMB[REDACTED]3/m2/year on the basis of upset rent and the rent in the 6th year is RMB[REDACTED]4/m2/month; the rent in the 7th year is charged according to the surrounding market price situation and from the 8th year, the annual rise or fall amplitude does not [REDACTED]5% of the rent for previous year (as shown in the rent list).

2.                  The property management and service fees are charged at [REDACTED]6% of the unit rentThe property management fees only contain the costs for the sanitation and hygiene, greening, fire prevention and public security in Party A’s public areas and exclude the costs for the property in the building leased by Party B, such as the costs incurred from lighting appliance replacement (fluorescent lamps, sockets and wires) and cleaning in the building area. If Party A is required to provide corresponding property services, the corresponding fees shall be charged separately. The property service content and level are shown in the appendixes.

3.                  If Party B leases the outdoor site other than the building leased by Party B, the rent is charged at RMB[REDACTED]7/m2/month and the charging standard is calculated according to the floor area of the outdoor site to be used by Party B.

4.                  Payment account: Party B shall pay all rents, property management fees and deposits of the leased housing under the Contract to the following account of Party A:

Account name: [REDACTED]8

Account No.: [REDACTED]9

Bank name: [REDACTED]10

Article 6: Lease deposit

1.                  Party B shall pay the lease deposit (with the base of the monthly rent in the first year) equivalent to the total amount of [REDACTED]11-month rent to Party A within [REDACTED]12 working days after the effective date of the Contract.

2.                  Party B shall pay related deposit if dismantling the original property goods elevator, hydraulic height

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adjustment plate and other fixed assets (equipment) of Party A and applying for high-reliability electricity consumption in the name of Party A within the lease contract term for project design and transformation needs. The specific matters are negotiated by both parties separately.

3.                  As the guarantee for Party B to commit to implement relevant contract terms, the lease deposit may be used for breach compensation and other others and for charge against the accounts payable upon expiry of the Contract; if there are no obligations not performed through validation, the lease deposit is returned by Party A fully free of interest.

4.                  In case of failure to submit the lease deposit overdue, the Contract is invalid automatically and the default party bears relevant responsibilities.

Article 7: Utilities and other costs

1.                  The utilities arising from the leased housing use process by Party B are charged according to the charging standard of the water and power supply department in Futian Free Trade Zone and Party B shall bear reasonable damage costs according to the charging standard of the government departments;

2.                  The installation procedures and the costs arising from installation of digital optical fiber, broadband network, telefacsimile and other communication equipment by Party B for business requirements are borne by Party B.

Article 8: Costs and settlement method

1.                  For the monthly house rent, property management and service fees, Party A shall provide the business tax invoice before the [REDACTED]13 day each month and Party B pays the rent, property management and service fees for the month before the [REDACTED]14 day of the month after audit;

2.                  Party B shall pay the property management service charges to Party A in the rent-free period;

3.                  The lease deposit is calculated and collected according to relevant provisions in Article 6 herein;

4.                  The monthly utilities and other costs payable to Party A are checked and paid by Party B before the 5th day next month;

5.                  The monthly communication fees and other relevant costs paid by Party B in its own name shall be paid by Party B to relevant departments on schedule;

6.                  All costs receivable by Party A involved in performance of the Contract shall be paid by Party B within the period stipulated herein and the period is postponed in case of holidays. In case of failure to pay on time, Party B shall pay the overdue fine at [REDACTED]15‰ of the accounts payable for each day overdue.

Article 9: Staff

Party A agrees Party B to dispatch staff in the leased area and Party B’s staff shall comply with Party A’s fire and safety systems and other relevant provisions; otherwise, Party A has the right to require Party B to replace the dispatched staff.

Article 10: Leased Housing Management

1.                  The ownership nature of the leased housing shall not be changed as a result of signing of the Contract.

2.                  Party A regularly makes fire and safety inspection of the leased housing in the term of lease and ensures that the leased housing and its ancillary facilities, public facilities and equipment shall be in normal

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available and safe status.For the new equipment purchased by Party B, Party B is responsible for management and provides the records;

3.                  Party A may be entrusted by Party B to provide indoor decoration, business affairs, indoor cleaning and other services at the cost of Party B;

4.                  Through consent by Party A’s audit scheme and approval of relevant departments, Party B may make secondary decoration of the leased housing at the cost of Party B; the fire acceptance after decoration and transformation is completed by Party B at its own cost. Party B is responsible for maintenance of the firefighting equipment and facilities and other equipment and facilities constructed and transformed by Party B;

5.                  The installation of equipment, furniture and pipelines and the operation affecting the building structure of the leased housing may be performed with the consent of Party A;

6.                  Any person shall hold the pass, temporary work permit or access card and other effective certificates issued by Party A to enter Party A’s area.

7.                  The property maintenance incurred in Party B’s leased area is borne by Party B;

8.                  Party B is responsible for management work in the leased housing and any person may enter Party B’s leased area with the consent of Party B;

9.                  Party B shall not engage in the behaviors violating national regulations, control regulations of the customs and relevant rules and regulations of Party A in the leased housing;

10.           Neither party may, in any name, place the inflammable, explosive or corrosive and other hazardous articles in the building of the leased housing as ordinary houses. Either party concealing the cargo nature and bringing in such cargo shall bear all resulting personal and property losses;

11.           According to the fire codes and relevant department provisions, Party B shall sign a Safety Management Agreement (as shown in Appendix 7) when signing this Contract;

12.           Party B shall move out of the leased housing and move out all equipment, furniture and sundries and obtain Party A’s written certificate to get back the lease deposit within 30 days before expiry of the Contract. For the articles not moved out overdue, Party B is deemed to give up their ownership; for each day overdue, Party B shall pay the amount twice the rent payable on the day.

13.           The new articles acquired by Party B may be recovered by Party B at the expiry of the lease term or discharge of contract (without consideration to the reasons for discharge) and the part set up, transformed and decorated by Party B, except that not treated by Party B with the written consent of Party A (including generator set and other equipment), shall be recovered by Party B at the request of Party A; if Party B entrusts Party A to recover, the costs incurred are borne by Party B. Party A has the right to directly deduct the costs from the lease deposit and the insufficient part is still borne by Party B.

Article 11: Sublease

1.                  Party B may provide the leased housing under the Contract for a third party for paid use for the purpose of data center services with in term of lease according to the permission scope of its own main business and Party B guarantees to own relevant qualification for sublease of the operation and to carry out lawful operation. Party B shall not be relieved from the obligations for Party A for the sublease behavior, including but not limited to rent payment.

2.                  In case of sublease not for the purposes agreed herein, Party B is deemed as breach of contract and shall bear relevant liability for damage no lower than [REDACTED]16 times the full earnings obtained by Party B

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from sublease.For the earnings from sublease, Party B shall provide the sublease contract and the bank transaction record of the rent paid by the sub-lessee to Party B and all earnings from sublease are calculated according to whichever is higher. If Party B does not provide relevant materials, the earnings obtained by Party B from sublease are determined at twice the full rent payable by Party B in the Contract.

Article 12: Rights and obligations of both parties

I. Rights and obligations of Party A

1.                  The ownership of the leased warehouse is not changed due to signing of the Contract;

2.                  Properly manage the private land and attachments according to relevant contract provisions and Party A’s rules and regulations;

3.                  Ensure normal operation of the firefighting and security facilities in the public areas and make regular inspection and maintenance in strict accordance with relevant provisions;

4.                  Take charge of plantation and health in public areas and maintain good work environment;

5.                  Strictly control the issue of the work permits and access cards (temporary access card) and strictly register the incoming and outgoing personnel;

6.                  Strictly comply with various contract provisions;

7.                  Collect rent and other service charges according to the contract terms;

8.                  Party A shall provide active coordination during decoration and transformation by Party B;

9.                  Party A is responsible for covering the building insurance for the housing provided in the insurance company at the cost of Party A;

10.           For operation in Party B’s leased housing within the lease term, Party A shall notify in advance and obtain the consent of Party B and comply with Party B’s rules and regulations under the guidance of Party B except emergencies;

11.           Party B shall make lawful operation in the lease term and Party A shall not interfere with Party A’s normal operation.

II. Rights and obligations of Party B

1.                  Enjoy the right to use and earnings of the leased warehouse within the lease term;

2.                  Properly use the leased housing, actively maintain the housing, immediately take remedial measures and timely notify Party A in case of housing damage;

3.                  Accept Party A’s security management and fire inspection and comply with relevant rules and regulations of Party A;

4.                  Strictly comply with various contract provisions;

5.                  Timely pay the warehouse rent, service charges and relevant costs;

6.                  Party B is responsible for the data center transformation project of the warehouse.Before the transformation project, Party B shall submit the transformation scheme to Party A and obtain the consent of Party A and relevant competent departments.Party B shall timely report the project progress to Party A in the decoration and transformation process;

7.                  Party B is responsible for buying the equipment and property related insurance in the insurance company at the cost of Party B.

Article 13: Commitment and guarantee

The commitment and guarantee of Party A to Party B are as follows:

1.                  Party A guarantees that it is the legal owner of the leased housing and that the leased housing meets the requirements herein.Party A provides the ownership certificates of the leased housing when signing the

Contract.

2.                  Party A guarantees that any mortgage, guarantee or other behaviors that may affect Party B to exercise the housing lease right are not set in the leased housing on the signing date of the Contract.To mortgage the leased housing and provide a third party with guarantee and other rights within the lease term, Party A shall give a written notice to Party B within 15 days after signing of the mortgage contract and guarantee contract.

3.                  Any change in the ownership of the leased housing in the lease term does not affect performance of the Contract. Party A shall guarantee the transferee to confirm the rights of Party B under the Contract and bear the obligations herein.

4.                  If intentionally selling the leased housing in the lease term, Party A shall give a prior written to Party B and Party B does not enjoy the priority to the housing in part or in whole.To sell the leased housing to a third party, Party A shall guarantee Party B’s right of lease and lease renewal; otherwise, Party A shall bear the resulting losses to Party B. Party A commits not to sell the leased housing to a third party having competitive relation with Party B (engaged in data center, disaster recovery center and IT outsourcing services) unless otherwise agreed by Party B in writing.

5.                  Party A guarantees that signing and performance of the Contract have been subject to necessary consent, approval and authorization.Party A agrees that Party A will compensate Party B for the losses since above commitment and guarantee made by Party A are verified to be untruthful and misleading.

6.                  In case of never breach of contract, Party B has the right to generally transfer its rights and obligations under the Contract to an affiliated company (subsidiary of Party B) and Party A coordinates in signing the general transfer agreement of rights and obligations.

Article 14: Liability for breach of contract

I. Direct loss compensation and additional punishment

If violating relevant provisions herein or causing losses to the other party directly for the reasons of the default party, the default party shall compensate for the resulting direct losses to the other party.In case of grave breach of contract, the default party, in addition to compensating for the direct losses to the other party, shall be subject to additional punishment to the limit of [REDACTED]17% of the lease deposit.

The following behaviors are deemed as grave breach of contract:

1.                  Party A fails to timely provide the leased housing for 15 days after the agreed delivery date;

2.                  The leased housing cannot be used normally for 30 consecutive days for Party A’s reasons when Party B does not violate the Contract;

3.                  Party B is behind in payment of house rent, property management fee and other costs for 2 months;

4.                  Party B conceals the cargo nature and stores the dangerous goods in the leased housing, resulting in major loss; or Party B fails to rectify effectively after Party A makes written opinions;

5.                  Party B violates national regulations of relevant provisions of the customs on cargo supervision, causing that the whole housing area of Party A is restricted for operation or the lessees other than Party B cannot work normally for 3 days;

6.                  Other behaviors resulting in damage to the warehouse building without the consent of Party A;

7.                  Other behaviors violating national regulations or contract provisions and causing major personal, property or reputation damage to the other party.

II. Special agreement on early termination of the contract unilaterally except otherwise stipulated herein

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1.                  If Party B fails to comply with the contract provisions and terminates the Contract in advance, Party A does not return the lease deposit and Party B shall compensate Party A for the direct losses and bear additional punishment to the limit of [REDACTED]18-month rent (with the base of the rent in the month of contract termination).

2.                  If Party A terminates the Contract in advance in violation of the Contract, Party A shall return the lease deposit free of interest within 10 days, compensate Party B for the direct losses and bear additional punishment to the limit of [REDACTED]19-month rent (with the base of the rent in the month of contract termination).

3.                  The insurance bought by both parties respectively is used as the first way for loss compensation.

4.                  The respective “direct losses” of Party A and Party B must be appraised by a third-party independent appraisal agency approved by both parties.

Article 15: Exemption clause

1.                  In case of leased housing damage and failure to perform the Contract according to the agreed conditions for force majeure, both parties do not bear the liability for breach of contract, but the party encountering the force majeure shall immediately notify the other party.

2.                  The property loss to Party A and Party B for force majeure within the lease term is handled by respective party.

3.                  Party A is not deemed as breach of contract if the service level falls temporarily, some public facilities and places cannot be used and the leased housing cannot be used in part as a result of Party B’s transformation of the building.

Article 16: Discharge (termination) of contract

1.                  In case of any of the following behaviors of either party, the other party has the right to unilaterally terminate the Contract and reserve the right to claim:

1)                 Pay the rent and other costs for more than 60 days overdue;

2)                 Fail to deliver the housing for more than 30 days overdue beyond the agreed deadline herein;

3)                 The leased housing does not meet the contract agreement, resulting in failure to achieve the contract purpose;

4)                 Be bankrupt, dissolved or closed down;

5)                 Either party seriously violates relevant national regulations, resulting the operation stop of the other party for 30 days;

2.                  Either party may require early termination of the Contract only with a written notice to the other party two days in advance and by consensus.

3.                  The Contract may be terminated if the Contract cannot continue to performed or continuing performance will cause major loss to the other party due to force majeure.

4.                  In case of failure to obtain the reply to the power supply application in Article 3 herein, Party B has the right to terminate the Contract. In this case, the lease deposit is not returned to compensate for Party A’s losses and costs.

Article 17: Confidentiality

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1.                  Both parties to the Contract shall strictly keep the trade secrets classified by proper confidential measures and take all reasonable measures to prevent their received materials from being distributed, disseminated, disclosed, copied, misused or contacted by irrelevant personnel. Without permission of the obligee, neither party may provide for the third party or independently use the trade secrets obtained during signing and performance of the Contract;

2.                  The confidentiality period finishes 2 years after termination of the Contract;

3.                  The trade secrets herein include but are not limited to the Contracts and its appendixes, any cost, operating procedure and other information of either party to the Contract or the information obtained by one party on the commercial activities of the other party.

Article 18: Dispute resolution

Any dispute arising from and related to the Contract is resolved by both parties through negotiation; if the negotiation fails, either party may apply for arbitration to China International Economic and Trade Arbitration Commission South China Branch.

Article 19: Appendixes to contract

1.                  Party A and Party B provide one copy of the business license for enterprise’s legal person, organization code certificate, tax registration certificate and other qualification certificates required for enterprises respectively;

2.                  After execution of the Contract, both parties may change or supplement the contract content in writing as the appendixes to the Contract;

3.                  The appendixes have equal legal effect with the Contract.

Article 20: Execution of contract

The Contract is made out in quadruplicate with equal legal effect and takes effect immediately after being signed and sealed by both parties. Party A and Party B hold two copies respectively.

Lessor: Shenzhen Energy Logistics Co., Ltd.	Lessee: Shenzhen Yungang EDC Technology Co., Ltd.

Signature of legal person or authorized representative:	Signature of legal person or authorized representative:

Company (seal):	Company (seal):

Signed in (Shenzhen) on March 9, 2015

House Lease Contract

Supplementary Agreement 1

No.: BZ20141027J1-1

Lessor: Shenzhen Energy Logistics Co., Ltd. (hereinafter referred to as Party A)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

Lessee: Shenzhen Yungang EDC Technology Co., Ltd. (hereinafter referred to as Party B)

Address: No.5, Taohua Road, Fubao Street, Futian Free Trade Zone, Shenzhen

Party A and Party B reach the following agreement through friendly negotiation on the basis of the original house lease contract (No.: BZ20141027J1, hereinafter referred to as the original contract) signed by both parties:

I. Contract term (supplementary term to Article 2: Contract term in original contract):

1.                  For renewal upon expiry of the contract, Party B shall issue a written renewal notice to Party A within three months prior to expiry of the service term agreed in the original contract. The rent standard proposed by Party B shall not be lower than the latest and highest standard implemented by both parties before expiry of the term and not higher than the average level of the market lease price of the properties with the similar year of completion and similar construction class within the same area of the premises of the leased housing. Party A shall sign a renewal agreement within 5 years (including 5 years) of the renewal period.

2.                  The four-month rent-free period is adjusted to December 2015, February 2016, February 2017 and February 2018.

II. House rent (supplementary term to Article 5: House rent in original contract):

The rent is RMB[REDACTED]20/m2/month in the first year, the rent in previous 6 years is increased progressively by RMB[REDACTED]21/m2/year and the rent in the 6th year is RMB[REDACTED]22/m2/month; the rent in the 7th year is charged according to the surrounding market price situation and the annual rise or fall amplitude does not [REDACTED]23% of the rent for the 6th year; from the 8th year, the annual rise or fall amplitude does not [REDACTED]24% of the rent for previous year.

III. Increased office area and outdoor area:

1.                  For the outdoor area of 3548m2 (including the square area of 2958m2 and the west parking lot usable area of 590m2), the rent is charged at RMB[REDACTED]25/m2/month and the property

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management and service fees are charged at [REDACTED]26% of the unit rent. The rent is exempted for the floor area of the basement (floor area not exceeding 300m2) and an outdoor container type diesel generator.

2.                  Party A agrees to deliver the original customer service office building with the construction area of 668.74m2 to Party B for use. The rent is charged at RMB[REDACTED]27/m2/month and the property management and service fees are charged at [REDACTED]28% of the unit rent.

3.                  The above increased office area and outdoor area are leased from June 1, 2015 to May 31, 2025.  Party B shall pay the lease deposit equivalent to the total rent for [REDACTED]29 months to Party A within 10 working days after execution of the Agreement.

4.                  The rent-free period is not set for the outdoor area and original customer service office building.

5.                  The other increased outdoor area is subject to the email of the personnel designated and confirmed by Party B and the lease commencement date is subject to the date confirmed by Party A.

IV. Miscellaneous

1.                  In case of any conflict between this Agreement and the original contract, the former shall prevail. The responsibilities and obligations of both parties not mentioned herein are implemented according to the original contract.

2.                  As effective supplement to the original contract, this Agreement has equal legal effect with the original contract.

3.                  The agreement is made out in quadruplicate with each party holding two copies respectively. It takes effect after being signed and sealed by both parties.

Lessor: Shenzhen Energy Logistics Co., Ltd.	Lessee: Shenzhen Yungang EDC Technology Co., Ltd.

Signature of legal person or authorized representative:	Signature of legal person or authorized representative:

Date:	Date:

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House Lease Contract

Supplementary Agreement 2

No.: BZ20141027J1-2

Lessor: Shenzhen Energy Logistics Co., Ltd. (hereinafter referred to as Party A)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

Lessee: Shenzhen Yungang EDC Technology Co., Ltd. (hereinafter referred to as Party B)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

No.:BZ20141027J1-12

Party B shall dismantle original three goods elevators, loading platforms and seven hydraulic height adjustment plates in Party A’s housing leased by Party B in the lease contract term for project design and transformation. The dismantling matters of the goods elevators, loading platforms and hydraulic height adjustment plates are not specified in the original house lease contract (No.: BZ20141027J1, hereinafter referred to as the original contract). To clarify relevant matters, Party A and Party B reach the following agreement through friendly negotiation:

1.                  Party A agrees Party B to dismantle three goods elevators in original four property goods elevators, the loading platforms and seven hydraulic height adjustment plates. The dismantled elevators and hydraulic adjustment plates are finally owned by Party A. Party B hands over relevant dismantled parts to Party A and handles corresponding handover procedures.

2.                  After Party B pays the equipment deposit, Party A is responsible for handling relevant procedures of application for suspension and dismantling of three goods elevators and Party B completes equipment dismantling under the supervision of Party A. Any behavior possibly resulting in the damage to corresponding assets and parts in the dismantling process shall be stopped to ensure the integrity of Party A’s assets. Party A provides the drawings and relevant materials (model, specification and technical parameters) of three goods elevators, loading platforms and seven hydraulic height adjustment plates within 5 days after signing of the Agreement.Party A coordinates with Party B to dismantle the elevators, hydraulic height adjustment plates and other devices.

3.                  Party A is responsible for daily management and maintenance of a goods elevator, a passenger elevator and the hydraulic height adjustment plates not dismantled.Party B is responsible for undertaking and resolving the major personal, property or reputation loss caused by improper use of Party B.

4.                  Party A takes RMB[REDACTED]30 million as the elevator reinstatement deposit for three goods elevators and seven hydraulic height adjustment plates to be dismantled.Party B shall pay the deposit of RMB[REDACTED]31 million (in words: [REDACTED]32) after signing of the Contract and before equipment dismantling.In case of failure to reinstate by Party B upon expiry of the lease term, this deposit is used to compensate Party A for its asset loss and is not refunded.

5.                  In case of any conflict between this Agreement and the original contract, the former shall prevail. The responsibilities and obligations of both parties not mentioned herein are implemented according to the original contract.

6.                  As effective supplement to the original contract, this Agreement has equal legal effect with the original

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contract.

7.                  The agreement is made out in quadruplicate with each party holding two copies respectively. It takes effect after being signed and sealed by both parties.

Lessor: Shenzhen Energy Logistics Co., Ltd.	Lessee: Shenzhen Yungang EDC Technology Co., Ltd.

Signature of legal person or authorized representative:	Signature of legal person or authorized representative:

Date:	Date:	No.:BZ20141027J1-13

House Lease Contract

Supplementary Agreement 3

No.: BZ20141027J1-3

Lessor: Shenzhen Energy Logistics Co., Ltd. (hereinafter referred to as Party A)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

Lessee: Shenzhen Yungang EDC Technology Co., Ltd. (hereinafter referred to as Party B)

Address: No.5, Taohua Road, Futian Free Trade Zone, Shenzhen

Party A and Party B reach the following agreement on the basis of the original House Lease Contract BZ20141027J1 and the Supplementary Agreement 1 of the House Lease Contract BZ20141027J1-1 (hereinafter collectively referred to as the original contract) signed by both parties through friendly negotiation:

1.                  Party A agrees to rent out the housing in floor 6 (construction area 2209.03m2) (hereinafter referred to as the housing in floor 6) in phase 1 warehouse of Shenzhen Energy Logistics Park.

2.                  House rent: The rent is RMB[REDACTED]33/m2/month in the 1st year, RMB[REDACTED]34/m2/month in the 2nd year, RMB[REDACTED]35/m2/month in the 3rd year, RMB[REDACTED]36/m2/month in the 4th year, RMB[REDACTED]37/m2/month in the 5th year and RMB[REDACTED]38/m2/month in the 6th year; the rent in the 7th year is charged according to the surrounding market price situation and the annual rise or fall amplitude does not [REDACTED]39% of the rent for the 6th year; from the 8th year, the annual rise or fall amplitude does not [REDACTED]40% of the rent for previous year.

3.                  The property management and service fees are charged at [REDACTED]41% of the unit rent

4.                  Party B shall pay the lease deposit (with the base of the monthly rent in the first year) equivalent to the total amount of [REDACTED]42-month rent to Party A within 10 working days after the effective date of the Contract.

5.                  The housing in floor 6 is rented from July 1, 2015 to May 31, 2025 and the delivery date is no later than July 1, 2015.The renewal agreement on the housing in floor 6 is the same with the original contract.

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6.                  In case of any conflict between this Agreement and the original contract, the former shall prevail. The responsibilities and obligations of both parties not mentioned herein are implemented according to the original contract.

7.                  As effective supplement to the original contract, this Agreement has equal legal effect with the original contract.

8.                  The agreement is made out in quadruplicate with each party holding two copies respectively. It takes effect after being signed and sealed by both parties.

Lessor (official seal): Shenzhen Energy Logistics Co., Ltd.	Lessee (official seal): Shenzhen Yungang EDC Technology Co., Ltd.

Signature of representative:	Signature of representative:

Date:	Date: